Exhibit 99.1
FLEETCOR Reports First Quarter 2022 Financial Results
Atlanta, Ga., May 5, 2022 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global business payments company, today reported financial results for its first quarter ended March 31, 2022.
“We reported an outstanding first quarter, with strong core trends driving revenues and adjusted net income per share growth of 30% and 29%, respectively,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “Overall organic revenue growth remained strong at 15% for the quarter, as broad-based strength in new sales, up 39%, and customer retention of 93%, drove the results. We expect our strong performance to continue, and we are raising our guidance to reflect our first quarter outperformance, and our updated outlook.”

Financial Results for First Quarter of 2022:
GAAP Results
•Total revenues increased 30% to $789.2 million in the first quarter of 2022, compared to $608.6 million in the first quarter of 2021.
•Net income increased 18% to $218.0 million in the first quarter of 2022, compared to $184.2 million in the first quarter of 2021.
•Net income per diluted share increased 28% to $2.75 in the first quarter of 2022, compared to $2.15 per diluted share in the first quarter of 2021.
Non-GAAP Results1
•Adjusted net income1 increased 20% to $289.7 million in the first quarter of 2022, compared to $242.1 million in the first quarter of 2021.
•Adjusted net income per diluted share1 increased 29% to $3.65 in the first quarter of 2022, compared to $2.82 per diluted share in the first quarter of 2021.
“Our first quarter results came in well ahead of the expectations we gave in February, for both revenue and adjusted net income per share,” said Charles Freund, chief financial officer, FLEETCOR Technologies, Inc. “Our businesses demonstrated positive momentum as a result of the focus and initiatives we’ve had in place over the last year or so, in addition to the benefit of higher fuel prices. We again deployed capital to buy back shares, and would expect to continue to do so opportunistically, as long as our valuation remains at odds with our growth outlook.”
Updated Fiscal Year 2022 Outlook:
“The outlook for the balance of the year remains positive, as we expect fundamental trends from the first quarter to continue. We also expect the macro environment, specifically fuel prices and foreign exchange rates, to be a meaningful tailwind. Our updated expectations do include higher interest expense and a higher tax rate, and on balance we are adjusting our guidance higher, as a net result of these factors,” concluded Freund.
For fiscal year 2022, FLEETCOR Technologies, Inc. updated financial guidance1 is as follows:
•Total revenues between $3,335 million and $3,385 million;
•Net income between $950 million and $980 million;
•Net income per diluted share between $12.00 and $12.30;
•Adjusted net income between $1,225 million and $1,255 million; and
•Adjusted net income per diluted share between $15.45 and $15.75.
FLEETCOR’s guidance assumptions are as follows:
For the balance of the year:
•Weighted average U.S. fuel prices equal to $3.90 per gallon, which includes fuel prices of $4.25, $3.85 and $3.65 for the next three quarters, respectively;
•Market spreads slightly favorable to the 2021 average;
•Foreign exchange rates equal to the month average of April 2022;
•Includes revenue and adjusted EPS from our fuel business in Russia, of $67 million and $0.63 for the year, respectively.
For the full year:
•Interest expense between $105 million and $115 million;
•Approximately 79 million fully diluted shares outstanding;
•A tax rate of 26% to 27%;

1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibits 2-3 and 5, and segment information is provided in Exhibit 4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 6.

•No impact related to acquisitions not already closed.
Second Quarter of 2022 Outlook:
The Company currently expects second quarter revenues between $805 million and $825 million, and adjusted net income per diluted share between $3.80 and $3.90, including our Russia business.
Conference Call:
The Company will host a conference call to discuss first quarter 2022 financial results today at 5:30 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Charles Freund, chief financial officer and Jim Eglseder, investor relations. The conference call can be accessed live via webcast from the Company's investor relations website at http://investor.fleetcor.com. A replay will be available one hour after the call and can be accessed by dialing (888) 909-1192 or (236) 714-4293 for international callers; the conference ID is 3689376. The replay will be available until Thursday, May 19, 2022. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.
Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.
These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as regulatory measures, voluntary actions, or changes in consumer preferences, that impact our transaction volume, including social distancing, shelter-in-place, shutdowns of nonessential businesses and similar measures imposed or undertaken in an effort to contain and mitigate the spread of the coronavirus (including any variants thereof, “COVID-19”) or new outbreaks thereof, including in China; the impact of vaccine mandates on our workforce in certain jurisdictions; adverse changes or volatility in fuel prices and spreads and the current inflationary environment; adverse changes in program fees or charges we may collect, whether through legal, regulatory or contractual changes; adverse outcomes with respect to current and future legal proceedings or investigations, including without limitation, the FTC lawsuit, or actions of governmental, regulatory or quasi-governmental bodies or standards or industry organizations with respect to our payment cards; delays or failures associated with implication of, or adaption to, new technology, changes in credit risk of customers and associated losses; failure to maintain or renew key business relationships; failure to maintain competitive product offerings; failure to complete, or delays in completing, acquisitions, new partnerships or customer arrangements; and to successfully integrate or otherwise achieve anticipated benefits from such acquisitions, partnerships, and customer arrangements; failure to successfully expand and manage our business internationally; and other risks related to our international operations, including the impact of the conflict between Russia and Ukraine on our business and operations, the potential impact to our business as a result of the United Kingdom’s referendum to leave the European Union; the impact of foreign exchange rates on operations, revenues and income; and the failure or compromise of our data centers and other information technology assets; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on March 1, 2022 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access FLEETCOR’s SEC filings for free by visiting the SEC web site at www.sec.gov.
About Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within its industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, and amortization of the premium recognized on the purchase of receivables, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses occurring largely, but not necessarily exclusively, due to COVID-19, the impact of discrete tax items, impairment charges, asset write-offs, restructuring costs, gains due to disposition of assets/businesses, loss on extinguishment of debt, and legal settlements. We calculate adjusted net income and adjusted net income per diluted share to eliminate the effect of items that we do not consider indicative of our core operating performance.
Adjusted net income and adjusted net income per diluted share are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash share-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses and recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, and impairment charges do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these non-tax items.
Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of FLEETCOR.
Management uses adjusted net income, adjusted net income per diluted share and organic revenue growth:
•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.
About FLEETCOR:
FLEETCOR Technologies (NYSE: FLT) is a leading global business payments company that simplifies the way businesses manage and pay their expenses. The FLEETCOR portfolio of brands help companies automate, secure, digitize and control payments on behalf of, their employees and suppliers. FLEETCOR serves businesses, partners and merchants in North America, Latin America, Europe, and Asia Pacific. For more information, please visit www.FLEETCOR.com.

Contact:
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenues, net	$789,241	$608,623
Expenses:
Processing	174,194	116,428
Selling	76,889	52,082
General and administrative	143,522	108,362
Depreciation and amortization	76,802	65,729
Other operating, net	113	57
Operating income	317,721	265,965
Investment loss (gain)	152	(9)
Other expense, net	869	1,743
Interest expense, net	22,030	28,551
Total other expense	23,051	30,285
Income before income taxes	294,670	235,680
Provision for income taxes	76,718	51,441
Net income	$217,952	$184,239
Basic earnings per share	$2.80	$2.21
Diluted earnings per share	$2.75	$2.15
Weighted average shares outstanding:
Basic shares	77,737	83,475
Diluted shares	79,286	85,764

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)

	March 31, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,298,226	$1,520,027
Restricted cash	791,212	730,668
Accounts and other receivables (less allowance)	2,304,643	1,793,274
Securitized accounts receivable — restricted for securitization investors	1,436,000	1,118,000
Prepaid expenses and other current assets	346,165	326,079
Total current assets	6,176,246	5,488,048
Property and equipment, net	254,432	236,294
Goodwill	5,180,832	5,078,978
Other intangibles, net	2,314,338	2,335,385
Investments	71,062	52,016
Other assets	224,503	213,932
Total assets	$14,221,413	$13,404,653
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,957,054	$1,406,350
Accrued expenses	376,370	369,054
Customer deposits	1,586,979	1,788,705
Securitization facility	1,436,000	1,118,000
Current portion of notes payable and lines of credit	490,983	399,628
Other current liabilities	244,542	208,614
Total current liabilities	6,091,928	5,290,351
Notes payable and other obligations, less current portion	4,416,356	4,460,039
Deferred income taxes	588,664	566,291
Other noncurrent liabilities	220,049	221,392
Total noncurrent liabilities	5,225,069	5,247,722
Commitments and contingencies
Stockholders’ equity:
Common stock	127	127
Additional paid-in capital	2,920,192	2,878,751
Retained earnings	6,474,394	6,256,442
Accumulated other comprehensive loss	(1,263,437)	(1,464,616)
Treasury stock	(5,226,860)	(4,804,124)
Total stockholders’ equity	2,904,416	2,866,580
Total liabilities and stockholders’ equity	$14,221,413	$13,404,653

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2022	2021
Operating activities
Net income	$217,952	$184,239
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	21,140	17,624
Stock-based compensation	32,631	17,747
Provision for credit losses on accounts and other receivables	25,478	2,477
Amortization of deferred financing costs and discounts	1,968	1,471
Amortization of intangible assets and premium on receivables	55,662	48,105
Deferred income taxes	1,900	4,497
Investment loss (gain)	152	(9)
Other non-cash operating loss	113	57
Changes in operating assets and liabilities (net of acquisitions/dispositions):
Accounts and other receivables	(818,969)	(468,593)
Prepaid expenses and other current assets	(23,261)	59,269
Other assets	(8,940)	4,609
Accounts payable, accrued expenses and customer deposits	381,921	206,357
Net cash (used in) provided by operating activities	(112,253)	77,850
Investing activities
Acquisitions, net of cash acquired	(35,864)	(43,727)
Purchases of property and equipment	(31,387)	(19,526)
Other	—	9
Net cash used in investing activities	(67,251)	(63,244)
Financing activities
Proceeds from issuance of common stock	8,810	27,345
Repurchase of common stock	(422,736)	(162,041)
Borrowings on securitization facility, net	318,000	215,000
Deferred financing costs paid and debt discount	(337)	—
Principal payments on notes payable	(45,063)	(41,188)
Borrowings from revolver	490,000	330,000
Payments on revolver	(400,000)	(353,851)
Borrowings (payments) on swing line of credit, net	1,505	(33,311)
Other	—	1,467
Net cash used in financing activities	(49,821)	(16,579)
Effect of foreign currency exchange rates on cash	68,068	(43,124)
Net decrease in cash and cash equivalents and restricted cash	(161,257)	(45,097)
Cash and cash equivalents and restricted cash, beginning of period	2,250,695	1,476,619
Cash and cash equivalents and restricted cash, end of period	$2,089,438	$1,431,522
Supplemental cash flow information
Cash paid for interest, net	$33,967	$27,732
Cash paid for income taxes, net	$72,296	$32,041

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended March 31,
	2022	2021
Net income	$217,952	$184,239

Stock based compensation	32,631	17,747
Amortization[1]	57,630	49,576
Integration and deal related costs	6,253	3,670
Legal settlements/litigation	435	3,670
Restructuring and related (subsidies) costs	—	(577)
Other	—	(9)
Total pre-tax adjustments	96,949	74,077
Income taxes	(25,241)	(16,169)
Adjusted net income	$289,660	$242,148
Adjusted net income per diluted share	$3.65	$2.82

Diluted shares	79,286	85,764

[1]Includes amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
*Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Solution and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric)
(Unaudited)

The following table presents revenue and revenue per key performance metric by solution.*
	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended March 31,				Three Months Ended March 31,
	2022	2021	Change	% Change	2022	2021	Change	% Change
FUEL
'- Revenues, net	$318.5	$261.9	$56.6	22%	$298.9	$262.0	$36.9	14%
'- Transactions	116.5	110.3	6.2	6%	116.5	111.8	4.6	4%
'- Revenues, net per transaction	$2.73	$2.38	$0.36	15%	$2.57	$2.34	$0.22	10%
CORPORATE PAYMENTS
'- Revenues, net	$183.8	$116.4	$67.4	58%	$185.9	$155.6	$30.3	19%
'- Spend volume	27,435	18,035	$9,400	52%	27,435	25,166	2,269	9%
'- Revenues, net per spend $	0.67%	0.65%	0.02%	4%	0.68%	0.62%	0.06%	10%
TOLLS
'- Revenues, net	$84.9	$69.0	$16.0	23%	$81.2	$69.0	$12.2	18%
'- Tags (average monthly)	6.1	5.8	0.3	5%	6.1	5.8	0.3	5%
'- Revenues, net per tag	$13.86	$11.85	$2.01	17%	$13.26	$11.85	$1.40	12%
LODGING
'- Revenues, net	$94.6	$59.0	$35.5	60%	$94.6	$77.8	$16.9	22%
'- Room nights	8.8	5.9	2.9	49%	8.8	7.3	1.5	21%
'- Revenues, net per room night	$10.70	$9.96	$0.74	7%	$10.71	$10.62	$0.09	1%
GIFT
'- Revenues, net	$43.5	$43.4	$0.1	—%	$43.8	$43.4	$0.4	1%
'- Transactions	293.0	291.1	1.9	1%	293.0	291.1	1.9	1%
'- Revenues, net per transaction	$0.15	$0.15	$—	—%	$0.15	$0.15	$—	—%
OTHER[1]
'- Revenues, net	$63.9	$58.9	$5.0	9%	$64.2	$58.9	$5.3	9%
'- Transactions	10.0	9.5	0.5	6%	10.0	9.5	0.5	6%
'- Revenues, net per transaction	$6.41	$6.23	$0.18	3%	$6.43	$6.23	$0.20	3%
FLEETCOR CONSOLIDATED REVENUES
'- Revenues, net	$789.2	$608.6	$180.6	30%	$768.6	$666.7	$102.0	15%

[1] Other includes telematics, maintenance, food, payroll card and transportation related businesses.
[2] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by solution and metrics, non-GAAP measures, to the GAAP equivalent.
*Columns may not calculate due to rounding.

 Exhibit 3
Revenues by Geography and Solution
(In millions)
(Unaudited)

Revenues by Geography*	Three Months Ended March 31,
	2022	%	2021	%
US	$472	60%	$370	61%
Brazil	103	13%	82	13%
UK	95	12%	76	12%
Other	120	15%	81	13%
Consolidated Revenues, net	$789	100%	$609	100%
            *Columns may not calculate due to rounding.

Revenues by Solution*	Three Months Ended March 31,
	2022	%	2021	%
Fuel	$319	40%	$262	43%
Corporate Payments	184	23%	116	19%
Tolls	85	11%	69	11%
Lodging	95	12%	59	10%
Gift	44	6%	43	7%
Other	64	8%	59	10%
Consolidated Revenues, net	$789	100%	$609	100%
             *Columns may not calculate due to rounding.

Exhibit 4
Segment Results
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022[1]	2021
Revenues, net:
North America	$547,382	$402,206
Brazil	102,538	81,923
International	139,321	124,494
	$789,241	$608,623
Operating income:
North America	$196,930	$162,576
Brazil	37,328	32,225
International	83,463	71,164
	$317,721	$265,965
Depreciation and amortization:
North America	$53,307	$40,533
Brazil	13,121	12,287
International	10,374	12,909
	$76,802	$65,729
Capital expenditures:
North America	$21,594	$11,530
Brazil	5,978	3,350
International	3,815	4,646
	$31,387	$19,526

[1]Results from the 2022 acquisition of Levarti are reported in our North America segment.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric by Solution to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended March 31,		Three Months Ended March 31,
	2022*	2021*	2022*	2021*
FUEL - TRANSACTIONS
Pro forma and macro adjusted	$298.9	$262.0	116.5	111.8
Impact of acquisitions/dispositions	—	(0.1)	—	(1.6)
Impact of fuel prices/spread	25.8	—	—	—
Impact of foreign exchange rates	(6.2)	—	—	—
As reported	$318.5	$261.9	116.5	110.3
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$185.9	$155.6	27,435	25,166
Impact of acquisitions/dispositions	—	(39.2)	—	(7,132)
Impact of fuel prices/spread	0.5	—	—	—
Impact of foreign exchange rates	(2.6)	—	—	—
As reported	$183.8	$116.4	27,435	18,035
TOLLS - TAGS
Pro forma and macro adjusted	$81.2	$69.0	6.1	5.8
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	3.7	—	—	—
As reported	$84.9	$69.0	6.1	5.8
LODGING - ROOM NIGHTS
Pro forma and macro adjusted	$94.6	$77.8	8.8	7.3
Impact of acquisitions/dispositions	—	(18.7)	—	(1.4)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.1)	—	—	—
As reported	$94.6	$59.0	8.8	5.9
GIFT - TRANSACTIONS
Pro forma and macro adjusted	$43.8	$43.4	293.0	291.1
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.2)	—	—	—
As reported	$43.5	$43.4	293.0	291.1
OTHER[1] - TRANSACTIONS
Pro forma and macro adjusted	$64.2	$58.9	10.0	9.5
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.2)	—	—	—
As reported	$63.9	$58.9	10.0	9.5
FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$768.6	$666.7	Intentionally Left Blank
Impact of acquisitions/dispositions	—	(58.0)
Impact of fuel prices/spread[2]	26.2	—
Impact of foreign exchange rates[2]	(5.6)	—
As reported	$789.2	$608.6
* Columns may not calculate due to rounding.
[1]Other includes telematics, maintenance, food, transportation and payroll card related businesses.
[2] Revenues reflect an estimated $22 million positive impact from fuel prices and approximately $5 million positive impact from fuel price spreads, partially offset by the negative impact of movements in foreign exchange rates of approximately $6 million.

Exhibit 6
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles second quarter 2022 and full year 2022 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range.

	Q2 2022 GUIDANCE
	Low*	High*
Net income	$227	$237
Net income per diluted share	$2.88	$2.98

Stock based compensation	34	35
Amortization	58	58
Other	6	6
Total pre-tax adjustments	99	99
Income taxes	(26)	(26)
Adjusted net income	$300	$310
Adjusted net income per diluted share	$3.80	$3.90
Diluted shares	79	79

	2022 GUIDANCE
	Low*	High*
Net income	$950	$980
Net income per diluted share	$12.00	$12.30

Stock based compensation	127	127
Amortization	227	227
Other	20	20
Total pre-tax adjustments	375	375
Income taxes	(100)	(100)
Adjusted net income	$1,225	$1,255
Adjusted net income per diluted share	$15.45	$15.75

Diluted shares	79	79

*Columns may not calculate due to rounding.